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                                                                     EXHIBIT 4.5

                         SECOND SUPPLEMENTAL INDENTURE

    This SECOND SUPPLEMENTAL INDENTURE, dated as of November 30, 1998, is entered into by and among, GEOLOGISTICS NETWORK SOLUTIONS, INC., a Delaware corporation ("GNS"), BEKINS VAN LINES, LLC, a Delaware limited liability company ("BVL"), each an indirect wholly-owned subsidiary of GEOLOGISTICS CORPORATION, a Delaware corporation (the "Company"), and U. S. BANK TRUST NATIONAL ASSOCIATION, a national banking corporation (formerly FIRST TRUST NATIONAL ASSOCIATION), as trustee (the "Trustee"), for the sole purpose of the grant of a guarantee by GNS and BVL under the Indenture dated as of October 29, 1998 (as amended and supplemented from time to time, the "Indenture") with respect to the Company's
9 3/4% Senior Notes due 2007 (the "Notes") entered into among the Company, the Guarantors (as defined therein) and the Trustee. Capitalized terms used herein without definition shall have the meanings given to them in the Indenture.

    WHEREAS, pursuant Section 4.17 of the Indenture, the Company has agreed to
(a) cause each Restricted Subsidiary that is organized and existing under the laws of any State of the United States or the District of Columbia and that at any time becomes an obligor or guarantor with respect to any obligations under one or more Bank Credit Agreements to execute and deliver to the Trustee a supplemental indenture reasonably satisfactory to the Trustee pursuant to which such Restricted Subsidiary will Guarantee payment of the Notes on the terms set forth in the Indenture; and

    WHEREAS, GNS and BVL are Restricted Subsidiaries of the Company, as defined in the Indenture.

    NOW THEREFORE, each party hereto agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes:

    1. GUARANTEE OF THE NOTES

    GNS and BVL hereby expressly assume each of the obligations of a Guarantor, and upon execution of the Subsidiary Guaranty described below and this Second Supplemental Indenture, the defined term "Subsidiary Guarantor" in the Indenture shall include GNS and BVL and the defined term "Subsidiary Guaranty" in the Indenture shall include the guaranty executed pursuant to Section 2 of this Second Supplemental Indenture.

    2. EXECUTION OF SUBSIDIARY GUARANTY

    Simultaneously with the execution and delivery of this Second Supplemental Indenture, GNS and BVL shall execute and deliver to the Trustee a Subsidiary Guaranty in the form contemplated by the Indenture.

    3. MISCELLANEOUS

    (a) The parties may sign any number of copies of this Second Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

    (b) THIS SECOND SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

    (c) The provisions of this Second Supplemental Indenture will take effect immediately upon its execution and delivery to the Trustee.
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    IN WITNESS WHEREOF, the parties hereto have caused this Second Supplemental
Indenture to be duly executed, all as of the date and year first written above.

                           THE SUBSIDIARY GUARANTORS:

                                        GEOLOGISTICS NETWORK SOLUTIONS, INC.

                                    By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                    BEKINS VAN LINES, LLC

                                    By:
                                    --------------------------------------------
                                    Name:
                                    Title:

                                  THE TRUSTEE:

                                        U.S. BANK TRUST NATIONAL ASSOCIATION

                                    By:
                                    --------------------------------------------

                                    Name: Richard H. Prokosch
                                    Title: Assistant Vice President

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